SUBSIDIARIES OF REGISTRANT

1.       Masatepe Communications, U.S.A., L.L.C., a Delaware limited   liability
         company

2.       Sky King Communications, Inc., a Delaware corporation

3. VDC Telecommunications, Inc., a Delaware corporation (d/b/a Voice and Data Communications)

4.       Voice & Data  Communications  (Hong  Kong)   Limited,   a   Hong   Kong
         corporation

5.       Voice  &  Data  Communications   (Latin  America),   Inc.,  a  Delaware
         corporation

6.       WorldConnectTelecom.com, Inc., a Delaware corporation